UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

AEON Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Park Plaza
Suite 1750
 Irvine, CA 92614

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 354-6499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AEON	New York Stock Exchange American
Warrants to purchase Class A common stock	AEON WS	New York Stock Exchange American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On October 19, 2023, AEON Biopharma, Inc. (the “Company” or “AEON”) issued a press release announcing certain clinical updates, a copy of which is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

On October 19, 2023, the Company made available in the investor relations section of its website a presentation relating to such clinical updates, a copy of which is furnished as Exhibit 99.2 to this Form 8-K and incorporated herein by reference. Also on October 19, 2023, the Company made available in the investor relations section of its website a presentation, a copy of which is furnished as Exhibit 99.3 to this Form 8-K and incorporated herein by reference.

The information furnished under this Item 7.01 (including Exhibits 99.1, 99.2 and 99.3) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

Clinical Updates

On October 19, 2023, the Company announced results for its Phase 2 randomized, double-blind, placebo-controlled study evaluating the efficacy and safety of ABP-450 for the prevention of episodic migraine in adults. The Company projects that approximately 9.4 million Americans live with episodic migraine, which is characterized by fewer than 15 headache days per month and between 6 to 14 migraine days per month, but each individual attack can be just as debilitating.

The Phase 2 study enrolled a total of 305 patients across approximately 60 sites in the United States, Canada and Australia. Patients had at least a one-year history of episodic migraine (with or without aura) according to the ICHD-3 (2018) definition and diagnostic criteria. Patients were randomized approximately evenly across a low dose group receiving 150 units (150U) of ABP-450, a high dose group receiving 195 units (195U) of ABP-450, and a placebo group. All patients received two treatment cycles 12 weeks apart utilizing the Company’s novel treatment paradigm involving fewer injections than the current botulinum toxin treatment option for chronic migraine.

The primary endpoints for the clinical study were the change in mean monthly migraine days, or MMD, from the four-week baseline period to weeks 21 to 24 of the treatment period and the incidence of treatment-emergent adverse events (“TEAEs”), in each case as compared to placebo. The key secondary and exploratory endpoints included the percentage of patients achieving a reduction from baseline (the “responder rate”) of at least 50% in MMD and 75% in MMD during the weeks 21 to 24 of the treatment period and improvements on certain patient and rating scales.

On the primary endpoint, the topline data showed ABP-450 had a robust treatment effect with mean reductions in MMD of 4.8 days (150U dose, n = 99) and 5.0 days (195U dose, n = 108), which is numerically superior to 4.2 days (placebo, n = 98) at weeks 21-24 but did not meet statistical significance. On the key secondary endpoint of MMD responder rates, ABP-450 did show statistical significance and clinically meaningful separation from placebo. Sixty-nine percent of patients at 195U dose achieved a 50% or greater reduction in MMD, which was statistically superior to placebo at 52% (p=0.0132). Thirty-seven percent of patients receiving the 195U dose and 34% of patients receiving the 150U dose achieved 75% or greater reduction in MMD, which were both statistically superior to placebo at 23% (p=0.0245 and p=0.0439, respectively). On the exploratory endpoint of Patient Global Impression of Severity (PGI-S), the results showed statistically superior improvements of -0.9 (150U dose) and -1.0 (195U dose) compared to placebo at -0.6 (p=0.0436 and p=0.0028, respectively).

ABP-450 demonstrated a favorable safety profile for patients with episodic migraine. The Company believes the totality of the data provides evidence of a dose response favoring the higher 195U dose and lends support to its decision to progress ABP-450 into Phase 3. The Company plans to request an end-of-phase 2 meeting with the U.S. Food and Drug Administration (FDA) to discuss the protocol and study design for Phase 3, and the meeting is expected to take place in the first half of 2024.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Form 8-K may be considered forward-looking statements. Forward-looking statements generally relate to future events or AEON’s future financial or operating performance. For example, statements regarding continued listing on the New York Stock Exchange American, the anticipated timing of clinical results, the impact of current financing arrangements, the competitive environment in which AEON operates, AEON’s expected capital resources and liquidity needs and the expected future operating and financial performance and market opportunities of AEON are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "pro forma", "may", "should", "could", "might", "plan", "possible", "project", "strive", "budget", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by AEON and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against AEON or others; (ii) AEON’s ability to continue to meet continued stock exchange listing standards; (iii) costs related to being a public company; (iv) changes in applicable laws or regulations; (v) the possibility that AEON may be adversely affected by other economic, business, regulatory, and/or competitive factors; (vi) AEON’s estimates of expenses and profitability; (vii) the evolution of the markets in which AEON competes; (viii) the ability of AEON to implement its strategic initiatives, including the continued development of ABP-450; (ix) the ability of AEON to defend its intellectual property; (x) the ability of AEON to satisfy regulatory requirements; (xi) the impact of adverse geopolitical and macroeconomic developments, such as the COVID-19 pandemic, the Israel-Hamas conflict, the Ukraine-Russia conflict and related sanctions, actual and anticipated changes in interest rates, economic inflation and the responses by central banking authorities to control such inflation, on AEON’s business; and (xii) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s prospectus and in subsequent filings with the Securities and Exchange Commission.

Nothing in this Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. AEON does not undertake any duty to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, dated October 19, 2023.
99.2	Investor Presentation (Clinical Updates), dated October 2023.
99.3	Investor Presentation, dated October 2023.
104	Cover Page Interactive Data File (embedded within the Inline document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEON Biopharma, Inc.

Date: October 19, 2023	By:	/s/ Marc Forth
Marc Forth
Chief Executive Officer